Exhibit 99.1

UNION PACIFIC REPORTS FOURTH QUARTER EARNINGS GROWTH DRIVEN BY

PRODUCTIVITY AND LOWER ENERGY COSTS

Economic Uncertainty Creates Challenges in 2009

FOR IMMEDIATE RELEASE

Fourth Quarter 2008 Highlights

•	Diluted earnings per share improved 41 percent to $1.31.

•	Operating revenues totaled $4.3 billion, up two percent.

•	Operating income grew 32 percent to $1.14 billion.

•	Operating ratio was 73.4 percent, a 6 point improvement.

•	Net income increased 35 percent to $661 million.

•	Customer Satisfaction Index increased 7 points to 85.

Full Year 2008 Highlights

•	Diluted earnings per share improved 31 percent to $4.54.

•	Operating revenues totaled $18.0 billion, up 10 percent.

•	Operating income grew 21 percent to $4.1 billion.

•	Operating ratio was 77.3 percent, a 2 point improvement.

•	Net income increased 26 percent to $2.3 billion.

•	Return on invested capital grew 1.5 points to 10.2 percent.

•	Customer Satisfaction Index increased four points to 83.

OMAHA, Neb., January 22, 2009 – Union Pacific Corporation (NYSE: UNP) today reported 2008 fourth quarter net income of $661 million, or $1.31 per diluted share, a 35 percent increase compared to $491 million, or $0.93 per diluted share for the fourth quarter of 2007. The company posted quarterly operating revenues of $4.3 billion in 2008 versus $4.2 billion in the fourth quarter 2007.

“Union Pacific posted solid earnings for the quarter and the year, despite numerous challenges,” said Jim Young, Union Pacific chairman and chief executive officer. “We increased profitability by operating a safe and efficient railroad that delivered excellent service and value for our customers. In the fourth quarter, our operating ratio improved significantly as we benefited from lower fuel costs, better pricing, and productivity gains, all of which helped offset the impact of declining volumes in this difficult economic environment.”

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Fourth Quarter Summary

Although business volumes declined in the quarter, Union Pacific reported operating income of $1.1 billion in the fourth quarter 2008, a 32 percent year-over-year improvement driven by lower fuel costs, continued pricing gains and strong productivity. The company’s freight revenues grew two percent in the quarter to $4.1 billion. In addition:

•	The company’s fourth quarter 2008 Customer Satisfaction Index improved seven points to 85, an all-time company high.

•	Fourth quarter 2008 average quarterly fuel price declined six percent to $2.46 per gallon, compared to $2.62 per gallon in the fourth quarter 2007.

•	Business volumes, as measured by total revenue carloads, were 12 percent lower in 2008 than in the fourth quarter 2007.

•	Union Pacific’s operating ratio improved six points to 73.4 percent in the fourth quarter 2008.

Summary of Fourth Quarter Freight Revenues

•	Energy was up 20 percent.

•	Agricultural was up 10 percent.

•	Chemicals were down 1 percent.

•	Industrial Products were down 3 percent.

•	Intermodal was down 7 percent.

•	Automotive was down 17 percent.

2008 Full Year Summary

For the full year 2008, Union Pacific reported net income of $2.3 billion, or $4.54 per diluted share, compared to $1.9 billion, or $3.46 per diluted share in 2007. The company posted operating revenues of $18.0 billion in 2008 compared to $16.3 billion in 2007. Operating income increased to $4.1 billion, a 21 percent improvement over 2007.

•	Freight revenues grew 11 percent to $17.1 billion.

•	Average fuel price per gallon increased 39 percent to $3.15 from $2.27.

•	Business volumes were down five percent.

Outlook

“Although we expect 2009 will be a difficult year for our Company, our customers and our employees, we are challenging ourselves to deliver an even higher level of performance,” Young said. “In this tough economic environment, we remain dedicated to providing excellent service to our customers, making strategic investments for long-term growth and producing strong financial returns.”

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About Union Pacific

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country and serves the fastest-growing U.S. population centers. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad offers competitive long-haul routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

Supplemental financial information is attached.

Additional information is available at our Web site: www.up.com.

Contact for investors is Jennifer Hamann at (402) 544-4227.

Contact for media is Donna Kush at (402) 544-3753.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically expectations regarding the Corporation’s outlook regarding economic conditions, future operating performance, ability to make, and plans for, strategic investments, and financial returns. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: expectations as to continued or increasing demand for rail transportation services; expectations regarding operational improvements, including the effectiveness of network management initiatives that have been or will be implemented to improve operations, customer service, and shareholder returns; expectations as to increased returns, cost savings, revenue growth, and earnings; expectations regarding fuel price and our ability to mitigate fuel costs; the time by which certain objectives will be achieved, including expected improvements in operations and implementation of network management initiatives; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and statements of management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.

Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2007, which was filed with the SEC on February 28, 2008. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our Web site are provided for convenience and, therefore, information on or available through the Web site is not, and should not be deemed to be, incorporated by reference herein.

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except per Share Amounts and Percentages)

	4th Quarter				Year-to-Date
For the Periods Ending December 31,	2008	2007	%		2008	2007	%
	(unaudited)				(unaudited)
Operating Revenues *
Freight Revenues	$4,080	$3,988	2		$17,118	$15,486	11
Other Revenues	206	209	(1)		852	797	7

Total Operating Revenues	4,286	4,197	2		17,970	16,283	10

Operating Expenses *
Compensation and Benefits	1,101	1,121	(2)		4,457	4,526	(2)
Fuel	732	903	(19)		3,983	3,104	28
Purchased Services and Materials	458	456	—		1,902	1,856	2
Depreciation	353	337	5		1,387	1,321	5
Equipment and Other Rents	320	333	(4)		1,326	1,368	(3)
Other	181	183	(1)		840	733	15

Total Operating Expenses	3,145	3,333	(6)		13,895	12,908	8

Operating Income	1,141	864	32		4,075	3,375	21
Other Income	25	40	(38)		92	116	(21)
Interest Expense	(127)	(125)	2		(511)	(482)	6

Income Before Income Taxes	1,039	779	33		3,656	3,009	22
Income Tax Expense	(378)	(288)	31		(1,318)	(1,154)	14

Net Income	$661	$491	35		$2,338	$1,855	26

Share and per Share
Earnings per Share – Basic	$1.31	$0.94	39		$4.58	$3.49	31
Earnings per Share – Diluted	$1.31	$0.93	41		$4.54	$3.46	31
Weighted Average Number of Shares – Basic	503.2	523.5	(4)		510.6	531.9	(4)
Weighted Average Number of Shares – Diluted	506.5	528.6	(4)		515.0	536.8	(4)
Dividends Declared per Share	$0.27	$0.22	23		$0.98	$0.745	32
Operating Ratio	73.4%	79.4%	(6.0	)pts	77.3%	79.3%	(2.0	)pts
Effective Tax Rate	36.4%	37.0%	(0.6	)pts	36.1%	38.4%	(2.3	)pts

* Certain prior year amounts have been reclassified to conform to the current period financial statement presentation. The reclassifications include reporting freight revenues instead of commodity revenues. In addition, we modified our operating expense categories to report fuel used in railroad operations as a stand-alone category, to combine purchased services and materials into one line, and to reclassify certain other expenses among operating expense categories. These reclassifications had no impact on previously reported operating revenues, operating expenses, operating income or net income. See Union Pacific Web site under Investor Relations for reclassified 2007, 2006 and 2005 quarterly numbers.

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UNION PACIFIC CORPORATION

FREIGHT REVENUES STATISTICS

	4th Quarter			Year-to-Date
For the Periods Ending December 31,	2008	2007	%	2008	2007	%
	(unaudited)			(unaudited)
Freight Revenues (Millions):
Agricultural	$792	$719	10	$3,174	$2,605	22
Automotive	305	369	(17)	1,344	1,458	(8)
Chemicals	578	583	(1)	2,494	2,287	9
Energy	983	818	20	3,810	3,134	22
Industrial Products	717	742	(3)	3,273	3,077	6
Intermodal	705	757	(7)	3,023	2,925	3

Total	$4,080	$3,988	2	$17,118	$15,486	11

Revenue Carloads (Thousands):
Agricultural	228	239	(5)	947	902	5
Automotive	150	203	(26)	667	826	(19)
Chemicals	195	227	(14)	885	928	(5)
Energy	590	597	(1)	2,348	2,299	2
Industrial Products	270	319	(15)	1,249	1,325	(6)
Intermodal	724	859	(16)	3,165	3,453	(8)

Total	2,157	2,444	(12)	9,261	9,733	(5)

Average Revenue per Car:
Agricultural	$3,472	$3,006	16	$3,352	$2,888	16
Automotive	2,040	1,823	12	2,017	1,766	14
Chemicals	2,957	2,564	15	2,818	2,464	14
Energy	1,664	1,368	22	1,622	1,363	19
Industrial Products	2,662	2,324	14	2,620	2,322	13
Intermodal	974	883	10	955	847	13

Average	$1,891	$1,632	16	$1,848	$1,591	16

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UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Millions of Dollars, Except Percentages)

	Dec. 31, 2008	Dec. 31, 2007
	(unaudited)
Assets
Cash and Cash Equivalents	$1,249	$878
Other Current Assets	1,564	1,716
Investments	974	923
Net Properties	35,701	34,158
Other Assets	234	358

Total Assets	$39,722	$38,033

Liabilities and Shareholders’ Equity
Debt Due within One Year	$320	$139
Other Current Liabilities	2,560	2,902
Debt Due after One Year	8,607	7,543
Deferred Income Taxes	10,282	10,050
Other Long-Term Liabilities	2,506	1,814

Total Liabilities	24,275	22,448
Total Shareholders’ Equity	15,447	15,585

Total Liabilities and Shareholders’ Equity	$39,722	$38,033

Debt to Capital	36.6%	33.0%
Adjusted Debt to Capital *	47.4%	44.1%
Return on Invested Capital *	10.2%	8.7%

* Adjusted Debt to Capital and Return on Invested Capital are non-GAAP measures; however, we believe that they are important in evaluating our financial performance. See Union Pacific Web site a reconciliation to GAAP.

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UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED CASH FLOWS

(Millions of Dollars)

	Year-to-Date
For the Periods Ending December 31,	2008	2007
	(unaudited)
Operating Activities
Net Income	$2,338	$1,855
Depreciation	1,387	1,321
Deferred Income Taxes	547	332
Other – Net	(202)	(231)

Cash Provided by Operating Activities	4,070	3,277

Investing Activities
Capital Investments	(2,780)	(2,496)
Other – Net	16	70

Cash Used in Investing Activities	(2,764)	(2,426)

Financing Activities
Debt Issued	2,257	1,581
Common Shares Repurchased	(1,609)	(1,375)
Debt Repaid	(1,208)	(792)
Dividends Paid	(481)	(364)
Other – Net	106	150

Cash Used In Financing Activities	(935)	(800)

Net Change in Cash and Cash Equivalents	371	51
Cash and Cash Equivalents
Beginning of year	878	827

End of period	$1,249	$878

Free Cash Flow *
Cash Provided by Operating Activities	$4,070	$3,277
Cash Used in Investing Activities	(2,764)	(2,426)
Dividends Paid	(481)	(364)

Free Cash Flow	$825	$487

* Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional financing.

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UNION PACIFIC CORPORATION

OPERATING AND PERFORMANCE STATISTICS

	4th Quarter				Year-to-Date
For the Periods Ending December 31,	2008	2007	%		2008	2007	%
	(unaudited)				(unaudited)
Operating / Performance Statistics
Gross Ton-Miles (GTMs) (Millions)	243,641	267,248	(9)		1,020,370	1,052,319	(3)
Employees (Average)	46,877	48,770	(4)		48,242	50,089	(4)
GTMs (Millions) per Employee	5.20	5.48	(5)		21.15	21.01	1
Customer Satisfaction Index	85	78	7	pts	83	79	4	pts
Fuel Statistics
Average Fuel Price per Gallon Consumed	$2.46	$2.62	(6)		$3.15	$2.27	39
Fuel Consumed in Gallons (Millions)	289	333	(13)		1,229	1,326	(7)
Fuel Consumption Rate *	1.188	1.245	(5)		1.204	1.261	(4)
AAR Reported Performance Measures
Average Train Speed (Miles per Hour)	25.1	22.3	13		23.5	21.8	8
Average Terminal Dwell Time (Hours)	25.3	25.4	—		24.9	25.1	(1)
Average Rail Car Inventory	292,856	307,682	(5)		300,692	309,912	(3)
Revenue Ton-Miles (Millions)
Agricultural	21,560	21,735	(1)		88,588	80,532	10
Automotive	3,169	4,217	(25)		13,982	17,482	(20)
Chemicals	12,641	13,964	(9)		54,807	56,521	(3)
Energy	65,393	65,613	(0)		258,362	251,408	3
Industrial Products	15,421	17,711	(13)		70,714	75,109	(6)
Intermodal	17,014	20,232	(16)		76,178	80,793	(6)

Total	135,198	143,472	(6)		562,631	561,845	—

* Fuel consumption rate is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

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UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except per Share Amounts and Percentages)

	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year-to- Date
	(unaudited)
Operating Revenues *
Freight Revenues	$4,059	$4,349	$4,630	$4,080	$17,118
Other Revenues	211	219	216	206	852

Total Operating Revenues	4,270	4,568	4,846	4,286	17,970

Operating Expenses *
Compensation and Benefits	1,132	1,101	1,123	1,101	4,457
Fuel	957	1,159	1,135	732	3,983
Purchased Services and Materials	469	494	481	458	1,902
Depreciation	340	346	348	353	1,387
Equipment and Other Rents	342	338	326	320	1,326
Other	242	199	218	181	840

Total Operating Expenses	3,482	3,637	3,631	3,145	13,895

Operating Income	788	931	1,215	1,141	4,075
Other Income	25	19	23	25	92
Interest Expense	(126)	(128)	(130)	(127)	(511)

Income Before Income Taxes	687	822	1,108	1,039	3,656
Income Tax Expense	(244)	(291)	(405)	(378)	(1,318)

Net Income	$443	$531	$703	$661	$2,338

Share and per Share
Earnings per Share – Basic	$0.86	$1.03	$1.39	$1.31	$4.58
Earnings per Share – Diluted	$0.85	$1.02	$1.38	$1.31	$4.54
Weighted Average Number of Shares – Basic	518.4	514.3	506.6	503.2	510.6
Weighted Average Number of Shares – Diluted	522.8	519.0	511.3	506.5	515.0
Dividends Declared per Share	$0.22	$0.22	$0.27	$0.27	$0.98
Operating Ratio	81.5%	79.6%	74.9%	73.4%	77.3%
Effective Tax Rate	35.5%	35.4%	36.6%	36.4%	36.1%

* Certain prior year amounts have been reclassified to conform to the current period financial statement presentation. The reclassifications include reporting freight revenues instead of commodity revenues. In addition, we modified our operating expense categories to report fuel used in railroad operations as a stand-alone category, to combine purchased services and materials into one line, and to reclassify certain other expenses among operating expense categories. These reclassifications had no impact on previously reported operating revenues, operating expenses, operating income or net income. See Union Pacific Web site under Investor Relations for reclassified 2007, 2006 and 2005 quarterly numbers.

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UNION PACIFIC CORPORATION

FREIGHT REVENUES STATISTICS

	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year-to- Date
	(unaudited)
Freight Revenues (Millions):
Agricultural	$756	$778	$848	$792	$3,174
Automotive	363	352	324	305	1,344
Chemicals	603	654	659	578	2,494
Energy	857	919	1,051	983	3,810
Industrial Products	773	877	906	717	3,273
Intermodal	707	769	842	705	3,023

Total	$4,059	$4,349	$4,630	$4,080	$17,118

Revenue Carloads (Thousands):
Agricultural	240	236	243	228	947
Automotive	188	176	153	150	667
Chemicals	225	241	224	195	885
Energy	582	561	615	590	2,348
Industrial Products	304	346	329	270	1,249
Intermodal	796	811	834	724	3,165

Total	2,335	2,371	2,398	2,157	9,261

Average Revenue per Car:
Agricultural	$3,151	$3,301	$3,486	$3,472	$3,352
Automotive	1,930	2,005	2,114	2,040	2,017
Chemicals	2,676	2,714	2,951	2,957	2,818
Energy	1,473	1,639	1,709	1,664	1,622
Industrial Products	2,540	2,537	2,747	2,662	2,620
Intermodal	889	947	1,010	974	955

Average	$1,738	$1,835	$1,931	$1,891	$1,848

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